Period Ended April 30, 2003

John Hancock Equity Trust
- John Hancock Growth Trends Fund
 Series - 1
NAV per share - Class C  4.55

- John Hancock Large Cap Spectrum Fund
Series - 2
NAV per share - Class C  7.78